UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 28, 2006
Date of Report (Date of earliest event reported)

NICOR INC.
(Exact name of registrant as specified in its charter)

Illinois	1-7297	36-2855175
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification Number)

1844 Ferry Road
Naperville, Illinois 60563-9600
(Address of principal executive offices) (Zip Code)

(630) 305-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2006, Nicor Inc. (“Nicor”) entered into a new Change-in-Control Agreement with Paul C. Gracey, Jr. Mr. Gracey is the Senior Vice President, General Counsel and Secretary of Nicor. The new Change-in-Control Agreement replaces a November 25, 2002 agreement between Nicor and Mr. Gracey.

The new Change-in-Control Agreement generally provides for continued employment for Mr. Gracey for two years following a change in control of Nicor in his then current position at no less than his then current salary and benefits and for the following upon termination of Mr. Gracey’s executive employment by him for “good reason” or by Nicor without “cause” (as defined in the agreement) during that period: (1) payment of an amount equal to three times the sum of Mr. Gracey’s annual base salary and the greater of his average bonus for the last two years or his current year target bonus: (2) full vesting plus credit for an additional three years of contributions under the Supplemental Senior Officer Retirement Plan; (3) full vesting and an additional three years of company contributions under the Savings Investment Plan; (4) full vesting of all outstanding stock incentive awards, which would continue to be exercisable for their full term or until Mr. Gracey’s earlier death; (5) at least a three year continuation of welfare benefits; and (6) outplacement and legal fees and other expenses. Nicor will make an additional payment to Mr. Gracey so that he will receive net benefits as if no excise tax were payable. The new Change-in-Control Agreement is automatically extended for an additional year on each December 31 unless either party gives notice to the contrary by the preceding June 30. The agreement is also extended automatically for two years following any change in control of Nicor while it is in effect.

A copy of the new Change-in-Control Agreement is attached as Exhibit 99.1, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 7.01 of Form 8-K, “Regulation FD Disclosure.”

As previously reported in July 2006, Nicor deposited $10 million in escrow in connection with the tentative agreement with the Staff of the Enforcement Division of the United States Securities and Exchange Commission (the “SEC”) to settle an anticipated civil action to which Nicor and the SEC will be parties. Nicor has extended the term of the escrow agreement.

A copy of the amendment to the escrow agreement is furnished as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Change-in-Control Agreement dated as of December 28, 2006 between Nicor Inc. and Mr. Gracey
99.2	First Amendment to Escrow Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Nicor Inc.

Date  December 28, 2006                                                                                                              /s/ KAREN K. PEPPING
                                                                                                                                                          Karen K. Pepping.
                                          Vice President, Controller and
                                          Principal Accounting Officer

Exhibit Index

Exhibit
Number	Description of Document
99.1	Change-in-Control Agreement dated as of December 28, 2006 between Nicor Inc. and Mr. Gracey
99.2	First Amendment to Escrow Agreement